                                                                    Exhibit 23.1


We consent to the reference to Dechert Price & Rhoads under the captions "Certain Federal Income Tax Consequences" and "Legal Opinions" in the Registration Statement on Form S-4 filed by Pharmacopeia, Inc. in March 1998 (the "Registration Statement") and the Joint Proxy Statement/Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.




                                    /s/ DECHERT PRICE & RHOADS




Dated: March 6, 1998